UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2014

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.07. Submission of Matters to a Vote of Security Holders.

On November 18, 2014, the Company held its annual meeting of shareholders (the “2014 Annual Meeting”).  The certified results of the matters voted upon at the 2014 Annual Meeting, each of which are more fully described in the Company’s Proxy Statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on October 9, 2014, are as follows:

The Company’s shareholders elected the two nominees to the Company’s Board of Directors to serve for three year terms as Class I directors, with the votes cast as follows:

Director Name	For	Withheld	Broker Non-Votes
Bradley L. Hansen	9,041,294	260,427	21,537,207
James H. Ozanne	8,902,921	398,800	21,537,207

The Company’s shareholders approved, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2014 Annual Meeting, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
8,240,203	994,895	66,623	21,537,207

The Company’s shareholders approved an amendment to the Company’s 2010 Omnibus Long-Term Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,250,000 shares, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
5,747,669	3,473,497	80,555	21,537,207

The Company’s shareholders approved an amendment to the Company’s 2012 Non-Employee Director Equity Compensation Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
5,812,643	3,399,844	89,234	21,537,207

The Company’s shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015, with votes cast as follows:

For	Against	Abstain
29,644,362	1,094,963	99,603

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: November 21, 2014	By: /s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title: Chief Executive Officer